POWER OF ATTORNEY

Each of the undersigned hereby appoints Paul S. Arvin and Christopher T. Kenney, individually, as his/her true and lawful attorney-in-fact with full power to sign for him/her, in his/her name as officer or director, or both, of American Fidelity Assurance Company, a post-effective amendment to any of the following registration statements under the Securities Act of 1933 and under the Investment Company Act of 1940 (and any and all amendments and supplements thereto, including additional post-effective amendments, with all exhibits and all instruments necessary or appropriate in connection therewith) on Form N-4 (or any other applicable form) to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof:

American Fidelity Separate Account	1940 Act and 1933 Act Registration Nos.
American Fidelity Separate Account A	811 – 01764
2 – 30771
American Fidelity Separate Account B	811 – 08187
333 – 25663
American Fidelity Separate Account C	811 – 21313
333 – 103492

Dated March 4, 2026.

/s/ Mollie Andrews	/s/ John M. Bendheim
Mollie Andrews, Director	John M. Bendheim, Director

/s/ Lynda L. Cameron	/s/ William M. Cameron
Lynda L. Cameron, Director	William M. Cameron, Director, Chairman of the Board, and Chief Executive Officer

/s/ David R. Carpenter	/s/ Aaron Voloj Dessauer
David R. Carpenter, Director	Aaron Voloj Dessauer, Director

/s/ William E. Durrett	/s/ Theodore M. Elam
William E. Durrett, Director and Senior Chairman of the Board	Theodore M. Elam, Director

/s/ Lynn Fritz	/s/ Caroline Ikard
Lynn Fritz, Director	Caroline Ikard, Director

/s/ Paula Marshall	/s/ Tom J. McDaniel
Paula Marshall, Director	Tom J. McDaniel, Director

/s/ Jeanette Rice	/s/ Henry Sohn
Jeanette Rice, Director	Henry Sohn, Director

/s/ John Cassil	/s/ Weston Waller
John Cassil, Senior Vice President, Executive Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	Weston Waller, President (Principal Executive Officer)